Exhibit 10.1
THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) dated June 18, 2015 (the “Effective Date”) is entered into by and between PURE CYCLE CORPORATION, a Colorado corporation (“Pure Cycle”), and PCY HOLDINGS, LLC, a Colorado limited liability corporation (“PCY,” and together with Pure Cycle, jointly and severally, “Seller”), and ARKANSAS RIVER FARMS, LLC, a Colorado limited liability company (“Buyer”).

RECITALS

A.
Buyer and Seller entered into that certain Purchase and Sale Agreement dated March 11, 2015, as amended by the First Amendment to Purchase and Sale Agreement dated March 31, 2015 and the Second Amendment to Purchase and Sale Agreement dated May 18, 2015 (as amended, the “Agreement”) for the purchase and sale of real property and improvements located in the counties of Bent, Otero, and Prowers, State of Colorado, as more particularly described in the Agreement.

B.	Buyer and Seller desire to amend the Agreement on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree to amend the Agreement as follows:

AGREEMENT

1.	Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Due Diligence Period. Section 5(a) of the Agreement is hereby amended to provided that the Due Diligence Period will expire on July 2, 2015.

3.
Counterparts; Signatures.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of such counterparts shall together constitute but one and the same instrument.  Executed copies hereof may be delivered by facsimile or email of a PDF document, and, upon receipt, shall be deemed originals and binding upon the parties hereto.   Signature pages may be detached and reattached to physically form one document.

4.	Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and permitted assigns of the respective parties hereto.

5.	Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Colorado.

6.
Effectiveness.   Buyer and Seller agree that the notice of termination of the Agreement dated June 18, 2015 delivered on behalf of Buyer to Seller is hereby revoked, and shall be of no force and effect.  Except as modified by this Amendment, the parties acknowledge and agree that the Agreement is in full force and effect in accordance with its terms.

[Signatures Appear on Following Pages]

IN WITNESS WHEREOF, Buyer and Seller hereby execute this Amendment as of the Effective Date.

BUYER:

ARKANSAS RIVER FARMS, LLC

By: /s/ Aaron Patch
Name:                      Aaron Patch
Title:           Authorized Representative

SELLER:

PURE CYCLE CORPORATION,
a Colorado Corporation

By: /s/ Mark Harding
        Mark W. Harding, President

PCY HOLDINGS, LLC,
a Colorado limited liability company

By: Pure Cycle Corporation, its sole member

By: /s/ Mark Harding
        Mark W. Harding, President